
                                                                    Exhibit 99.2


                            VISIGENIC SOFTWARE, INC.

                   951 MARINER'S ISLAND BOULEVARD, SUITE 120
                          SAN MATEO, CALIFORNIA 94404

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 1998

  The undersigned hereby appoints Mark D. Hanson and Kevin C. Eichler, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of stock of Visigenic Software, Inc.
(the "Company") which the undersigned may be entitled to vote at the Special
Meeting of Stockholders of the Company to be held at the Company's offices at 951 Mariner's Island Boulevard, Suite 120, San Mateo, California 94404, on
February 27, 1998, at 10:00 A.M., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions with discretionary authority as to any and all other matters that may properly come before the meeting.

  UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC
INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                     SIDE



   Please mark
   votes as in
[X]this example.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To (a) approve and adopt the Agreement and Plan of Merger, dated as of November 17, 1997, by and among Borland International, Inc. ("Borland"),
   Vixen Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Borland ("Sub"), and the Company pursuant to which, among other things, Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Borland (the "Merger"), and each outstanding share of common stock, par value $.001 per share, of the Company will be converted into the right to receive 0.81988 of a share of common stock, par value $.01 per share, of Borland; and (b) approve the Merger.

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
       FOR                            AGAINST                                                   ABSTAIN
       [_]                              [_]                                                       [_]

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                              PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                              Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE: ________ DATE: ________  SIGNATURE: ____________ DATE: _____________